April 26, 2018 Kraton Corporation First Quarter 2018 Earnings Presentation

Kraton First Quarter 2018 Earnings Call 2 Disclaimers Forward Looking Statements Some of the statements and information in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This presentation includes forward-looking statements that reflect our plans, beliefs, expectations, and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often identified by words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans”, “on track” “on trend”, or “anticipates,” or by discussions of strategy, plans or intentions, including all matters described on the slide titled “2018 Modeling Assumptions”. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: Kraton's ability to repay its indebtedness; Kraton's reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton's end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events.

Kraton First Quarter 2018 Earnings Call 3 GAAP Disclaimer This presentation includes the use of non-GAAP financial measures, as defined below. Tables included in this presentation reconcile each of these non- GAAP financial measures with the most directly comparable GAAP financial measure. For additional information on the impact of the spread between the FIFO basis of accounting and estimated current replacement cost (“ECRC”), see our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. We consider these non-GAAP financial measures to be important supplemental measures in the evaluation of our absolute and relative performance. However, we caution that these non-GAAP financial measures have limitations as analytical tools and may vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, disposition and exit of business activities and earnings of unconsolidated joint ventures. Among other limitations, EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements since it calculation differs in such agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated bases, as applicable). Adjusted Gross Profit and Adjusted Gross Profit Per Ton: We define Adjusted Gross Profit Per Ton as Adjusted Gross Profit divided by total sales volume (for each reporting segment or on a consolidated basis, as applicable). We define Adjusted Gross Profit as gross profit excluding certain charges and expenses. Adjusted Gross Profit is limited because it often varies substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices. Adjusted Diluted Earnings Per Share: Adjusted Diluted Earnings Per Share is Diluted Earnings (Loss) Per Share excluding the impact of a number of non-recurring items we do not consider indicative of our on-going performance. Net Debt: Net debt for Kraton is total debt (excluding debt of KFPC due to its own capital structure) less cash and cash equivalents. Consolidated net debt is Kraton net debt plus debt of KFPC less KFPC’s cash and cash equivalents. Management believes that net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to satisfy our debt obligations. Disclaimers

Kraton First Quarter 2018 Earnings Call 4 First Quarter 2018 Highlights (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue.  Q1’18 net income of $22.1 million up 244.2% and Adjusted EBITDA(1) of $88.6 million up 35.2% compared to Q1’17  Polymer segment operating income of $32.8 million, down 22.9%, and Adjusted EBITDA(1) of $44.8 million, up 39.7%,vs. Q1’17  Strong margin recovery vs. Q1’17  We believe we have successfully addressed the Cariflex “direct-connect” processing issues  Berre expansion completed  Chemical segment operating income of $29.4 million, up 66.8%, and Adjusted EBITDA(1) of $43.9 million, up 30.9%, vs. Q1’17  Adjusted EBITDA margin(2) of 20.6%  Refinanced Term Loan, further reducing interest costs and improving financial flexibility

Kraton First Quarter 2018 Earnings Call 5 Polymer Segment Financial Results – Q1 2018 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue. ▪ Sales volume up 1.2% vs. Q1'17 ▪ Primarily driven by a 5.7% growth in Specialty Polymers sales volume, compared to Q1'17 ▪ Adjusted EBITDA(1) up $12.7 million or 39.7% vs. Q1'17 ▪ Adjusted Gross Profit(1) per ton of $949 in Q1'18, compared to $758 per ton in Q1'17 Adjusted EBITDA Margin(2) 15.5% 11.8% ($ In millions, except volume) $289.1 $270.9 77.6 76.6 0.0 10.0 20.0 30.0 40.0 50.0 60.0 70.0 80.0 90.0 $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 Q1'18 Q1'17 Revenue and Sales Volume (kT) Revenue Volume (kT) $32.8 $42.5 $44.8 $32.1 Q1'18 Q1'17 Operating Income and Adjusted EBITDA(1) Operating Income Adjusted EBITDA

Kraton First Quarter 2018 Earnings Call 6 Chemical Segment Financial Results – Q1 2018 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue. (3) Effective 1/1/2018, Roads and Construction reported in Adhesives and Performance Chemicals Adjusted EBITDA Margin(2) 20.6% 17.9% ($ In millions, except volume) ▪ Sales volume down 1.9% vs. Q1'17 ▪ Performance Chemicals sales volume up 0.4% vs. Q1’17 ▪ Tires sales volume up 7.3% vs. Q1’17 ▪ Adhesives sales volume down 8.4% vs. Q1’17 ▪ Adjusted EBITDA(1) up $10.3 million or 30.9% vs. Q1'17 ▪ Improved pricing and margins, primarily for TOFA-related products and other upgraded streams within Performance Chemicals $213.3 $187.2 115.9 118.1 0.0 20.0 40.0 60.0 80.0 100.0 120.0 140.0 $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 Q1'18 Q1'17 Revenue and Sales Volume (kT) Revenue Volume (kT) $29.4 $17.6 $43.9 $33.5 Q1'18 Q1'17 Operating Income and Adjusted EBITDA Operating Income Adjusted EBITDA

Kraton First Quarter 2018 Earnings Call 7 $32.8 $42.5 $29.4 $17.6 Q1'18 Q1'17 Operating Income Polymer Chemical $62.2 $60.1 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue. Consolidated Financial Results – Q1 2018 ($ in millions, except for Per share data amounts) Three Months Ended March 31, 2018 2017 Change Revenue $ 502.4 $ 458.1 $ 44.3 Net income attributable to Kraton $ 22.1 $ 6.4 $ 15.7 Diluted earnings per share $ 0.68 $ 0.20 $ 0.48 Adjusted EBITDA(1) $ 88.6 $ 65.6 $ 23.1 Adjusted EBITDA margin(2) $ 17.6% $ 14.3% $ 330 b.p. Adjusted diluted earnings (loss) per share(1) $ 0.58 $ (0.15) $ 0.73 $44.8 $32.1 $43.9 $33.5 Q1'18 Q1'17 Adjusted EBITDA(1) Polymer Chemical $88.6 $65.6

Net Debt

	March 31, 2018	December 31, 2017
	(In millions)	
Term Loan – USD Tranche[(1)]	$ 300.0	$ 485.0
Term Loan - Euro Tranche[(1)]	388.0	198.3
10.5% Senior Notes	440.0	440.0
7.0% Senior Notes	400.0	400.0
ABL	—	—
Capital lease	1.8	2.1
Kraton debt	1,529.8	1,525.4
Kraton cash	59.4	75.2
Kraton net debt	1,470.5	1,450.1
KFPC[(2) (3)] loans	145.9	158.3
KFPC[(2)] cash	5.5	13.8
KFPC[(2)] net debt	140.4	144.5
Consolidated net debt	$ 1,610.9	$ 1,594.6

- During the first quarter 2018 Kraton refinanced its existing Term Loan:
  - Increased borrowings under the Euro tranche by €150 million to €315 million
  - Repriced the Euro tranche from EURIBOR plus 2.50% to EURIBOR plus 2.00%
  - Repriced the USD tranche from LIBOR plus 3.00% to LIBOR plus 2.50%
  - Extended the maturity date of the Term Loan to March 8, 2025
  - Reduced annualized cash interest costs by approximately $5.9 million

(1) During the first quarter of 2018, we refinanced our Term Loan facility, increasing the Euro Tranche to €315 million, repriced the Euro Tranche from EURIBOR plus 2.50% to EURIBOR plus 2.00% with a 0.75% floor, repriced the USD Tranche from LIBOR plus 3.00% to LIBOR plus 2.50% with a 1.00% floor, and extended the maturity date from January 6, 2022 to March 8, 2025.

(2) This amount includes all of the indebtedness of our Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements.

(3) During the fourth quarter of 2017, KFPC executed two revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement.

Kraton First Quarter 2018 Earnings Call 8

Appendix

Kraton First Quarter 2018 Earnings Call 10 2018 Modeling Assumptions(1) ($ in millions) Adjusted EBITDA(2) Approximately $400 Non-cash compensation expense $10 Depreciation & amortization $140 Interest expense Cash interest of approximately $102 million $111 Effective tax rate Non-GAAP basis 20%-25% 20% - 25% Capex (includes capitalized interest) $110 Reduction in consolidated net debt(2) $125 - $150 million (1) Management's estimates. These estimates are forward-looking statements and speak only as of April 26, 2018. Management assumes no obligation to update or confirm these estimates in light of new information or future events. (2) We have not reconciled Adjusted EBITDA guidance to net income (loss) because we do not provide guidance for net income (loss) or for items that we do not consider indicative of our on-going performance, including, but not limited to, transaction and acquisition costs and costs associated with dispositions, business exits, and production downtime, as certain of these items are out of our control and/or cannot be reasonably predicted. We have not reconciled consolidated net debt guidance to debt due to high variability and difficulty in making accurate forecasts and projections that are impacted by future decisions and actions. The actual amount of such reconciling items will have a significant impact if they were included in our net debt. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort. Note: Non-cash compensation expense is excluded in determining Adjusted EBITDA and included in determining Adjusted EPS.

Kraton First Quarter 2018 Earnings Call 11 Polymer Segment – March 31, 2018 TTM Revenue by Geography and Product Group R ev en ue b y G eo gr ap hy R ev en ue b y P ro du ct G ro up CARIFLEX PERFORMANCE PRODUCTS SPECIALTY POLYMERS Need Data from Richard

Kraton First Quarter 2018 Earnings Call 12 Chemical Segment – March 31, 2018 TTM Revenue by Geography and Product Group ADHESIVES TIRES PERFORMANCE CHEMICALS Americas 55% Asia Pacific 10% EMEA 35% Americas 23% Asia Pacific 28% EMEA 49% Americas 40% Asia Pacific 17% EMEA 43%

Kraton First Quarter 2018 Earnings Call 13 Polymer Reconciliation of Gross Profit to Adjusted Gross Profit Three Months Ended March 31, 2018 Three Months Ended March 31, 2017 (In thousands) Gross profit $ 81,529 $ 89,596 Add (deduct): Restructuring and other charges (a) — 2,946 KFPC startup costs (b) — 1,856 Non-cash compensation expense 174 178 Spread between FIFO and ECRC (8,116) (36,493) Adjusted gross profit (non-GAAP) $ 73,587 $ 58,083 Sales volume (kilotons) 77.6 76.6 Adjusted gross profit per ton $ 949 $ 758 a) Severance expenses and other restructuring related charges. b) Startup costs related to the joint venture company, KFPC.

Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017		
	Polymer	Chemical	Total	Polymer	Chemical	Total
			(In thousands)			
Net income attributable to Kraton			$ 22,072			$ 6,413
Net income (loss) attributable to noncontrolling interest			(11)			(2,224)
Consolidated net income			22,061			4,189
Add (deduct):						
Income tax expense			2,251			1,218
Interest expense, net			29,276			34,305
Earnings of unconsolidated joint venture			(137)			(127)
Loss on extinguishment of debt			7,591			19,738
Other expense			1,113			808
Operating income	$ 32,800	$ 29,355	62,155	$ 42,530	$ 17,601	60,131
Add (deduct):						
Depreciation and amortization	17,762	17,614	35,376	16,324	16,819	33,143
Other expense	(1,324)	211	(1,113)	(902)	94	(808)
Loss on extinguishment of debt	(7,591)	—	(7,591)	(19,738)	—	(19,738)
Earnings of unconsolidated joint venture	137	—	137	127	—	127
EBITDA	41,784	47,180	88,964	38,341	34,514	72,855
Add (deduct):						
Transaction, acquisition related costs, restructuring, and other costs (a)	605	(1,259)	(654)	4,674	220	4,894
Loss on extinguishment of debt	7,591	—	7,591	19,738	—	19,738
KFPC startup costs (b)	—	—	—	2,821	—	2,821
Non-cash compensation expense	2,902	—	2,902	2,974	—	2,974
Spread between FIFO and ECRC	(8,116)	(2,062)	(10,178)	(36,493)	(1,218)	(37,711)
Adjusted EBITDA	$ 44,766	$ 43,859	$ 88,625	$ 32,055	$ 33,516	$ 65,571

a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
b) Startup costs related to the joint venture company, KFPC.

Kraton First Quarter 2018 Earnings Call 14

Kraton First Quarter 2018 Earnings Call 15 Reconciliation of Diluted EPS to Adjusted Diluted EPS a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges. b) Startup costs related to the joint venture company, KFPC. Three Months Ended , March 31, 2018 2017 Unaudited Diluted earnings per share $ 0.68 $ 0.20 Transaction, acquisition related costs, restructuring, and other costs (a) (0.02) 0.12 Loss on extinguishment of debt 0.18 0.41 KFPC startup costs (b) - 0.06 Spread between FIFO and ECRC (0.26) (0.94) Adjusted Diluted earnings (loss) per share (non-GAAP) $ 0.58 $ (0.15)